SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 19, 2001

                        ADVANCED OPTICS ELECTRONICS INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Nevada
                 (State or Other Jurisdiction of Incorporation)


         0-24511                                     88-0365136
(Commission File Number)                (I.R.S. Employer Identification No.)


                           8301 Washington NE, Suite 5
                              Albuquerque, NM 87113
          (Address of Principal Executive Offices, Including Zip Code)


                                 (505) 797-7878
              (Registrant's Telephone Number, Including Area Code)


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Item 4.  Change in Registrant's Certifying Accountant

On January 22, 2001, Advanced Optics Electronics Inc. (the "Company") dismissed Neff & Ricci LLP ("Neff & Ricci") as its independent accountants previously engaged to audit the Registrant's financial statements. Effective January 22, 2001, the Registrant retained Atkinson & Co., Ltd. ("Atkinson") as its independent accountants and auditors for the fiscal year ending December 31, 2000. The Registrant had a good relationship with Neff & Ricci, but determined that it needed the services of a firm with expertise more specific to the anticipated growth of the Company. The Company's board of directors approved the change of independent accountants to Atkinson.

     The audit reports of Neff & Ricci on the Registrant's financial statements for the fiscal year ending December 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits for the two most recent fiscal years and through December 31, 2000, there have been no disagreements with Neff & Ricci LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Neff & Ricci LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through December 31, 2000, there have been no reportable events as defined in Regulation S-B Item 304(a)(1)(iv).

         The Registrant has requested that Neff & Ricci LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated January 29, 2001, is filed as Exhibit
16.1 of this Form 8-K. Also attached, as Exhibit 16.2 is the Company's response letter.

Item 7.  Exhibits

     16.1     Letter from Neff & Ricci dated January 29, 2001.
     16.2 Response letter from Advanced Optics Electronics, Inc. dated March 19, 2001.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                              ADVANCED OPTICS ELECTRONICS INC.




Date: March 19, 2001
                                              By: /s/ John J. Cousins
                                                  ------------------------
                                                  John J. Cousins
                                                  Vice President, Finance

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